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                                                                    Exhibit 10.8



                         [BUNDSCHU KRAFT LETTERHEAD]



August 18, 1997


Mr. William Valenti, President
South Florida Bank
2017 McGregor Blvd.
Fort Myers, FL   33901

Re:  Daniels & Metro Parkway Lease Extension

Dear Bill:

As we discussed, your lease for the branch bank located at Daniels and Metro Parkways in South Lee County expired on June 30, 1997. This letter will serve as a "Lease Addendum", which must be executed by the Bank and the Landlord to keep this lease in effect.

Since the bank has decided to consider other properties for its branch, the partnership asks the bank to pay a fair rental for the existing branch site and the costs of the improvements the partnership developed specifically for the bank, which costs exceeded $400,000.00.

This Addendum shall contain the following terms and conditions:

1.   LEASE TERM:

         The term of the Lease shall be renewed for the period September 1, 1997 through August 31, 1999, however, Lessee or Lessor may, following four
         (4) month's advance written notice given by one party to the other party, terminate this Lease.

2.   RENTAL:

         The Rental payment for the Leased Premises is Three Thousand Five Hundred Dollars ($3,500.00) per month, plus applicable Florida State rental taxes, payable as provided in the existing Lease.

3.   OTHER TERMS:

         Except as hereinabove expressly amended, revised or modified, all other terms, covenants and conditions of the existing lease, dated July 31, 1992, and subsequent Addendums and/or Extensions shall remain in full force and effect.



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Mr. William Valenti
August 18, 1997
Page 2.


If these terms and conditions are satisfactory, please signify your acceptance of same by signing and dating both counterpart originals of this letter where indicated below and then returning one executed original of this letter to me. Upon your acceptance, this executed letter will become an Addendum to the subject lease.

Should you have any questions, please do not hesitate to contact me.

Sincerely,

BUNDSCHU KRAFT

/s/ Chris Bundschu

Chris Bundschu
As Agent for Daniels & Metro Group, Lessor

Enclosure




                              ACCEPTANCE

THE ABOVE terms and conditions are agreed upon and accepted this 27 day of October, 1997.

SOUTH FLORIDA BANK


By:  /s/ William Valenti
   -------------------------------
         William Valenti

Title: President

Date:    10-27-97